Exhibit 10.33

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT dated as of September 17, 2004 (this “Amendment”) among MICHAEL FOODS, INC., a Delaware corporation (formerly, THL Food Products Co., the “Borrower”), M-FOODS HOLDINGS, INC., a Delaware corporation (formerly, THL Food Products Holding Co., “Holdings”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) Holdings, the Borrower, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of November 20, 2003 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement;

(2) The Borrower desires to refinance, substitute and replace and convert all outstanding Term Loans under the Credit Agreement (the “Existing Term Loans”) with and into a new class of term loans (as further described in the amendments set forth in Section 1 below, the “Term B Loans”) having substantially identical terms with, and having the same rights and obligations under the Loan Documents as, the Existing Term Loans, except as provided in the amendments set forth in Section 1 below; it being understood that Banc of America Securities LLC as sole and exclusive lead arranger and bookrunning manager of the Term B Loans (in such capacity, the “Arranger”) and the Administrative Agent shall arrange and allocate any assignments to effectuate such refinancing, substitution and replacement and conversion and the Administrative Agent or any of its Affiliates may (but shall not be required to), in order to better effectuate such assignments, acquire Existing Term Loans itself for further assignment to other Lenders or Eligible Assignees;

(3) The Borrower has requested that each Term Lender holding Existing Term Loans (each, an “Existing Term Lender”) make commitments to provide Term B Loans (any Term Lender that executes and delivers this Amendment and makes such a commitment, a “Continuing Term Lender”; and, any Term Lender that does not execute and deliver this Amendment or make such a commitment, an “Exiting Term Lender”) in an amount equal to the aggregate principal amount of the Existing Term Loans held by it immediately prior to the First Amendment Effective Date (as defined below) and that Eligible Assignees make commitments to provide Term B Loans (such Eligible Assignees, “Additional Term B Lenders”, and together with the Continuing Term Lenders, the “Term B Lenders”) to the extent that any Existing Term

Lender does not become a Continuing Term Lender, and the commitment of each such Lender to provide Term B Loans shall be set forth on Schedule 2.01 attached hereto (as further described in the amendments set forth in Section 1 below, its “Term B Commitment”);

(4) Upon the occurrence of the First Amendment Effective Date, each Continuing Term Lender will exchange and convert an aggregate principal amount of the Existing Term Loans held by it immediately prior to the First Amendment Effective Date (the “Exchanged Term Loans”) for and into a like principal amount in Dollars of Term B Loans (such portion of the Term B Loans, the “Converted Term B Loans”); it being understood and agreed that the Converted Term B Loans are in exchange, substitution and replacement for, but not in payment or satisfaction of, the Exchanged Term Loans;

(5) In addition, each Term B Lender severally agrees to make Term B Loans to the Borrower on the First Amendment Effective Date to the extent its Term B Commitment exceeds the aggregate amount of its Converted Term B Loans (if any) and any Existing Term Loans assigned (or to be assigned concurrently therewith) to it from any Exiting Term Lender, in an aggregate principal amount equal to such excess and the proceeds of such Term B Loans (such portion of the Term B Loans, the “Funded Term B Loans”) will be used by the Borrower to refinance in full the outstanding principal amount of all Existing Term Loans held by any Exiting Term Lender that failed to assign all of its Existing Term Loans to Term B Lenders pursuant to one or more Assignment and Assumption;

(6) The Interest Periods applicable to the Exchanged Term Loans immediately prior to the First Amendment Effective Date shall continue to apply to the Converted Term B Loans, but (a) no accrued but unpaid interest on the Exchanged Term Loans shall be payable on the First Amendment Effective Date and no amounts under Section 3.05 of the Credit Agreement in connection with such exchange and conversion shall be payable, and (b) all accrued but unpaid interest in respect of the Exchanged Term Loans to the First Amendment Effective Date shall be payable on the Interest Payment Date on which such interest would otherwise have been payable;

(7) If, and to the extent that, any Funded Term B Loans are made on the First Amendment Effective Date, the Type, any applicable Interest Periods and the amount of each Type applicable to the Existing Term Loans refinanced with the proceeds of Funded Term B Loans immediately prior to the First Amendment Effective Date shall continue to apply on a ratable basis to the Funded Term B Loans as set forth in this Amendment;

(8) Holdings and the Borrower have requested that the Lenders permit Holdings to (a) issue the senior discount notes due nine (9) years after the date thereof (the “Holdco Notes Offering”) pursuant to an Indenture between Holdings and Wells Fargo Bank Minnesota, National Association, and (b) make cash dividend payments to Investors LLC with the net proceeds from the issuance of Permitted Holdco Debt;

(9) The Borrower has requested that the Lenders amend the Credit Agreement to (a) effect the exchange, conversion, refinancing, substitution and replacement of the Existing Term Loans and (b) make other amendments to the Credit Agreement as set forth below;

(10) The Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below;

(11) NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended by adding in the appropriate alphabetical order the following new definitions.

“Exchanged Term Loans” has the meaning specified in Section 2.01(a)(ii).

“Existing Term Borrowing” means the borrowing of the Existing Term Loans on the Closing Date.

“Existing Term Facility” means, at any time, the aggregate Existing Term Loans of all Existing Term Lenders

“Existing Term Lender” has the meaning specified in the Preliminary Statements of the First Amendment.

“Existing Term Loan” has the meaning specified in the Preliminary Statements of the First Amendment.

“Existing Term Note” means a promissory note of the Borrower payable to any Existing Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Existing Term Lender resulting from the Existing Term Loans made by such Existing Term Lender.

“First Amendment” means Amendment No. 1 to this Agreement, dated as of September 17, 2004, among the Borrower, Holdings, Bank of America, N.A., as Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” has the meaning specified in the First Amendment.

“Repricing Transaction” means the incurrence by any Loan Party of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement) that is secured or is broadly marketed or syndicated to banks and other institutional investors in financings similar to the Facilities or the Senior Unsecured Term Loans (i) having an effective interest rate margin or weighted average yield (to be determined by the Administrative Agent consistent with generally accepted financial practice, after giving effect to, among other factors, margins, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) that is less than the Applicable Rate for, or weighted average yield (to be determined by the Administrative Agent on the same basis) of, the Term B Loans, and (ii) the proceeds of which are used to repay, in whole or in part, principal of outstanding Term B Loans.

“Term B Borrowing” means a borrowing pursuant to Section 2.01(a)(ii) or (iii) consisting of simultaneous Term B Loans of the same Type made by the Term B Lenders.

“Term B Commitment” means, as to each Term B Lender at any time, its obligation to exchange and convert Existing Term Loans for and into Term B Loans and to make Term B Loans on the First Amendment Effective Date to the Borrower pursuant to Section 2.01(a)(ii) or (iii), as applicable, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term B Lender’s name on Schedule 2.01 attached to the First Amendment under the caption “Total Term B Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Commitment of all Term B Lenders shall be $491,287,500 on the First Amendment Effective Date.

“Term B Facility” means, at any time, (a) prior to initial making of Term B Loans, the aggregate Term B Commitments of all Term B Lenders at such time, and (b) thereafter, the aggregate Term B Loans of all Term B Lenders at such time.

“Term B Lender” means, at any time, any Lender that has a Term B Commitment or a Term B Loan at such time.

“Term B Loan” means (a) a term loan or term loans in Dollars received in exchange for Existing Term Loans pursuant to Section 2.01(a)(ii) or (b) an advance made by any Term B Lender under the Term B Facility made pursuant to Section 2.01(a)(iii).

“Term B Note” means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A to the First Amendment, evidencing the indebtedness of the Borrower to such Term B Lender resulting from the Term B Loans made or held by such Term B Lender.

(b) Section 1.01 of the Credit Agreement is further amended as follows:

(i) By amending and restating in full clause (a) in the definition of “Applicable Rate” to read as follows:

“(a) with respect to Term B Loans, (i) for Eurodollar Rate Loans, 2.25% and (ii) for Base Rate Loans, 1.25%; and”.

(ii) By amending clause (b) of the definition of “Change of Control” to add “, Permitted Holdco Debt” immediately after “Senior Unsecured Term Notes” in the second line of such clause (b).

(iii) By amending and restating in full clauses (b)(v) and (vi) of the definition of “Excess Cash Flow” to read as follows:

“(v) Restricted Payments made by the Borrower Parties to the extent that such Restricted Payments are (A) permitted to be made under Section 7.06(f), (B) the first $70,000,000 made in accordance with Section 7.06(g) after the First Amendment Effective Date, or (C) otherwise permitted to be made under Section 7.06(g) after the Restricted Payments contemplated under clause (B) solely to the extent made, directly or indirectly, with the proceeds from events or circumstances that would have been included in the calculation of Excess Cash Flow,

(vi) the aggregate amount of permanent principal payments or repurchases of Indebtedness for borrowed money of the Borrower Parties (including the Obligations); provided, that (A) such prepayments or repurchases are otherwise permitted hereunder, (B) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment or repurchase, and (C) such prepayments or repurchases are not made, directly or indirectly, from proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period,”.

(iv) By amending the definition of “Restricted Payment” to (A) replace the phrase “the Borrower or any Subsidiary” in the second and third lines of such definition with the new phrase “any Person” and (B) replace the phrase “Borrower’s” in the sixth line of such definition with the new phrase “such Person’s”.

(c) Section 1.01 of the Credit Agreement is further amended by amending and restating in full the definition definitions of “Fee Letter”, “Term Borrowing”, “Term Commitment”, “Term Facility”, “Term Lender”, “Term Loan” and “Term Note” to read, respectively, as follows:

“Fee Letter” means, collectively, (a) the letter agreement, dated October 10, 2003, among Holdings, the Company, BAS, Banc of America Bridge LLC and Bank of America and (b) the letter agreement, dated September 17, 2004, among Holdings, the Borrower, BAS and Bank of America.

“Term Borrowing” means any Existing Term Borrowing or any Term B Borrowing, as applicable.

“Term Commitment” means any Term B Commitment.

“Term Facility” means the Existing Term Facility or the Term B Facility, as applicable.

“Term Lender” means any Existing Term Lender or any Term B Lender, as applicable.

“Term Loan” means any Existing Term Loan or any Term B Loan, as applicable.

“Term Note” means any Existing Term Note or any Term B Note, as applicable.

(d) Section 1.02 of the Credit Agreement is hereby amended by adding at the end thereof the following new subsection (e):

“(e) On and after the First Amendment Effective Date, all Term Loans shall continue to have the same terms, rights and benefits as the Term Loans immediately prior to the First Amendment Effective Date under the Loan Documents, except as modified by the First Amendment.”

(e) Section 2.01(a) of the Credit Agreement is hereby amended in full to read as follows:

“(a)(i) Existing Term Loan. On the Closing Date, the Existing Term Lenders made Existing Term Loans to the Borrower pursuant to Section 2.01(a) of this Agreement as in effect on the Closing date.

(ii) Term B Exchange. With respect to each Term B Lender that has Existing Term Loans and a corresponding Term B Commitment, such Term B Lender severally agrees to exchange and convert on the First Amendment Effective Date an aggregate principal amount of the Existing Term Loans (“Exchanged Term Loans”) held by it immediately prior to the First Amendment Effective Date for and into a like principal amount in Dollars of Term B Loans.

(iii) Term B Borrowings. Each Term B Lender severally agrees to make Term B Loans in Dollars to the Borrower on the First Amendment Effective Date in a principal amount equal to the excess of (A) its Term B Commitment over (B) the aggregate principal amount of its Exchanged Term Loans, if any. The Borrower shall refinance all Existing Term Loans that are not Exchanged Term Loans with the gross proceeds of such Term B Loans.”

(f) The fifth sentence of Section 2.05(a)(i) of the Credit Agreement is amended in full to read as follows:

“Any prepayment of any Term B Loans shall be accompanied by such prepayment premium as is applicable under Section 2.09(b)(iii) and any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.”

(g) Section 2.07(a) of the Credit Agreement is hereby amended in full to read as follows:

“2.07 Repayment of Loans. (a) Term B Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate principal amount of all Term B Loans outstanding in consecutive quarterly installments as follows (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 or increased as a result of any increase in the amount of Term B Loans pursuant to Section

2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term B Loans made as of the Closing Date)):

Date	Term B Loan Principal Amortization Payment
November 21, 2004	$1,237,500

February 21, 2005,	$1,237,500
May 21, 2005,	$1,237,500
August 21, 2005,	$1,237,500
November 21, 2005	$1,237,500

February 21, 2006,	$1,237,500
May 21, 2006,	$1,237,500
August 21, 2006,	$1,237,500
November 21, 2006	$1,237,500

February 21, 2007,	$1,237,500
May 21, 2007,	$1,237,500
August 21, 2007,	$1,237,500
November 21, 2007	$1,237,500

February 21, 2008,	$1,237,500
May 21, 2008,	$1,237,500
August 21, 2008,	$1,237,500
November 21, 2008	$1,237,500

February 21, 2009,	$1,237,500
May 21, 2009,	$1,237,500
August 21, 2009,	$1,237,500
November 21, 2009	$1,237,500

February 21, 2010,	$116,325,000
May 21, 2010,	$116,325,000
August 21, 2010,	$116,325,000
November 21, 2010	$116,325,000

provided, however, that the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.”

(h) Section 2.08(a) of the Credit Agreement is hereby amended by (i) relettering clauses (i), (ii) and (iii) thereof as clauses (A), (B) and (C), (ii) designating the text of

Section 2.08(a) as clause (i) under Section 2.08(a), and (iii) adding at the end thereof the following new clause (ii):

“(ii) With respect to,

(A) Exchanged Term Loans, (1) no accrued but unpaid interest shall be payable on the First Amendment Effective Date, (2) no amounts shall be payable under Section 3.05 of the Credit Agreement in connection with the exchange and conversion thereof, (3) from and after the First Amendment Effective Date, no further interest shall accrue on any Exchanged Term Loans, and (4) all accrued but unpaid interest thereon shall be payable on the Interest Payment Date on which such interest would otherwise have been payable;

(B) Term B Loans exchanged and converted pursuant to Section 2.01(a)(ii), from and after the First Amendment Effective Date, (1) the amount and Types of such Term B Loans shall correspond on a ratable basis to the amounts and Types of the Exchanged Term Loans for which such Term B Loans were received and if such Types were Eurodollar Loans, the Eurodollar Rates, Interest Periods and Interest Payment Dates applicable to the Exchanged Term Loans for which such Term B Loans were received shall continue to apply on a ratable basis to such Term B Loans in the same corresponding amounts, proportions and terms, and (2) interest shall accrue on such Term B Loans on the foregoing basis (giving effect to the amendment of the definition of “Applicable Rate” on the First Amendment Effective Date) and be payable with respect to each Type of Term B Loan on such Interest Payment Dates as interest would have been payable on the corresponding Type of Exchanged Term Loan; and

(C) Term B Loans made pursuant to Section 2.01(a)(iii), from and after the First Amendment Effective Date, each of the Borrower, the Administrative Agent and each Term B Lender making such Term B Loans agrees, that notwithstanding anything to the contrary in this Article II, interest shall accrue on the same basis as the Existing Term Loans refinanced with the proceeds of such Term B Loans as follows: (1) the amounts and Types of such Term B Loans shall correspond on a ratable basis to the amounts and Types of the Existing Term Loans refinanced by such Term B Loans, (2) if such Types were Eurodollar Rate Loans, the Eurodollar Rates, Interest Periods and Interest Payment Dates applicable to the Existing Term Loans refinanced by such Term B Loans shall continue to apply on a ratable basis to such Term B Loans in the same corresponding Types, amounts, proportions and terms as if such Eurodollar Rate Loans had been made by matching deposits or other borrowings in the London interbank dollar market in the corresponding amounts, proportions and Interest Periods on the respective dates on which each Eurodollar Rate Loan so refinanced was originally made, and (3) interest shall accrue on such Term B Loans on the foregoing basis (giving effect to the amendment of the definition of “Applicable Rate” on the First Amendment Effective Date) and be payable on the applicable Interest Payment Dates on the foregoing basis.”

(i) Section 2.09(b) of the Credit Agreement is hereby amended by adding at the end of clause (ii) the following new clause (iii):

“(iii) If the Borrower makes a voluntary prepayment of any Term B Loans within one (1) year after the First Amendment Effective Date in connection with any Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of the Term B Lenders, a prepayment premium in an amount equal to 1.00% of the principal amount prepaid.”

(j) Section 6.11 of the Credit Agreement is hereby amended by adding at the end thereof the following new sentence:

“The Term B Loans shall be used solely to refinance and replace the aggregate principal amount of the Existing Term Loans in full.”

(k) Section 7.03(c)(iii) of the Credit Agreement is hereby amended by (i) replacing the phrase “five (5) years” with the new phrase “four (4) years” in clause (D) thereof and (ii) deleting the phrase “and the Leverage Ratio shall be less than 4.25: 1.00” in clause (ii) of the proviso thereto.

(l) The introduction to Section 7.05 of the Credit Agreement is hereby amended by deleting the phrase “or enter into any agreement to make any Disposition”.

(m) Section 7.06(c) of the Credit Agreement is hereby amended and restated in full to read as follows:

“(c) Holdings (and, from and after a Qualifying IPO of the Borrower, the Borrower) may make Restricted Payments with the proceeds received by it from (i) any Permitted Equity Issuance or Permitted Subordinated Indebtedness to the extent not required to prepay the Loans pursuant to Section 2.05(b), (ii) the issuance of Permitted Holdco Debt, and (iii) Restricted Payments permitted under Section 7.06(g), so long as, with respect to each of the foregoing Restricted Payments, no Default or Event of Default shall have occurred and be continuing or would result therefrom;”

(n) Section 7.06(g) of the Credit Agreement is hereby amended and restated in full to read as follows:

“(g) in addition to the foregoing Restricted Payments, the Borrower may make Restricted Payments in an aggregate amount not to exceed $75,000,000 so long as, with respect to each such Restricted Payment, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (ii) the Administrative Agent shall have received a certificate of the Chief Financial Officer of the Borrower as to the truth and accuracy of conditions set forth in clause (i);”.

SECTION 2. Effectiveness; Assignments; Waivers and Consents; Non-Consenting Lenders. This Amendment, other than the amendments contemplated by Section 1, shall become effective and in full force and effect upon the Administrative Agent’s receipt of counterparts of this Amendment by the Borrower, Holdings and the Required Lenders or, as to any of the foregoing parties, advice satisfactory to the Administrative Agent that each of the foregoing parties has executed this Amendment.

(a) Assignments. Each Exiting Term Lender is required to assign all of its Existing Term Loans to one or more Term B Lenders, including, without limitation, pursuant to Section 3.07 of the Credit Agreement as amended by this Amendment. Each Term B Lender, the Borrower and the Administrative Agent hereby agree that the Arranger and the Administrative Agent shall arrange and allocate all such assignments and the Administrative Agent or any of its Affiliates may (but shall not be required to) acquire Existing Term Loans, Converted Term B Loans and Funded Term B Loans and further assign any such Existing Term Loans, Converted Term B Loans or Funded Term B Loans in order to better effectuate such assignments and the purposes of this Section 2(a).

(b) Waivers and Consents. Upon the occurrence of the Waiver Effective Date (as defined below), (i) the Administrative Agent and the Required Lenders hereby waive any prior notice requirements under Section 2.05(a) of the Credit Agreement in connection with the exchange, conversion, refinancing, substitution and replacement of the Existing Term Loans as contemplated by this Amendment, (ii) the Required Lenders and Term B Lenders (including all Continuing Term Lenders) agree that (A) all Existing Term Loans that are not exchanged for and converted into Converted Term B Loans may be paid in full from the proceeds of Funded Term B Loans, together with all accrued and unpaid interest thereon and any other amounts owing with respect thereto, without requiring the payment in full of any other Existing Term Loans and hereby waive the provisions of Section 2.12(a) and Section 2.13 to the extent applicable thereto and (B) interest shall accrue and be payable on such Funded Term B Loans on the basis set forth in Section 2.08(a)(ii) of the Credit Agreement, as amended hereby, (iii) the Required Lenders and the Term B Lenders hereby waive the requirements of Section 10.07 of the Credit Agreement with respect to any assignment of Existing Term Loans of any Exiting Term Lender to Term B Lenders made to effectuate the purposes of this Amendment and (iv) each Term B Lender (including each Continuing Term Lender) and the Administrative Agent agree that this Amendment constitutes a Committed Loan Notice under Section 2.02(a) of the Credit Agreement with respect to the Term B Loans and hereby waive any other notice requirements under Section 2.02(a) of the Credit Agreement for purposes of the exchange and conversion of Existing Term Loans for and into Term B Loans and the making of other Term B Loans on the First Amendment Effective Date.

(c) Non-Consenting Lenders. The Required Lenders, each Term B Lender and the Borrower hereby agree that, in order to better effectuate the exchange and conversion of Existing Term Loans for and into Converted Term Loans, Section 3.07 of the Credit Agreement shall be modified as provided in this Section 2(c) and each Exiting Term Lender that has not entered into one or more Assignment and Assumption to assign all its Existing Term Loans shall be deemed a Non-Consenting Lender under Section 3.07 of the Credit Agreement for purposes of this Amendment (notwithstanding requirements to the contrary in Section 3.07(d) of the Credit Agreement).

SECTION 3. Conditions of Effectiveness of Amendments. The amendments to the Credit Agreement set forth in Section 1 shall become effective on the date (the “First Amendment Effective Date”) when each of the conditions set forth in this Section 3 shall have been satisfied and this Amendment, including the waivers and agreements set forth in Section 2(b), shall become effective on the date (the “Waiver Effective Date”) when the conditions set forth in Section 3(a)(i) and Section 3(a)(iii) below shall have been satisfied:

(a) Execution of Counterparts. The Administrative Agent shall have received counterparts of (i) this Amendment executed by (A) the Borrower and Holdings, (B) the Administrative Agent, (C) the Required Lenders, and (D) Term B Lenders providing Term B Commitments in an aggregate amount equal to the outstanding aggregate principal amount of Existing Term Loans or, as to any of the foregoing parties, advice satisfactory to the Administrative Agent that each of the foregoing parties has executed this Amendment and, if applicable, provided such Term B Commitments, (ii) the consent attached hereto (the “Consent”) executed by each Guarantor and (iii) the fee letter agreement dated the date hereof executed by Holdings, the Borrower and the other parties thereto.

(b) Payment of Fees and Expenses. The Borrower shall have paid (i) all fees and expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred by the Arranger and the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment (including, without limitation, in connection with any due diligence and the syndication of the Term B Loans) or otherwise required to be paid in connection with this Amendment and (ii) all other fees and expenses required to be paid under the Loan Documents and remaining outstanding on or prior to the date of this Amendment (including fees and expenses of Shearman & Sterling LLP), in each case for which the invoice for such fees and expenses shall have been presented to the Borrower.

(c) Evidence of Debt. Each Term B Lender shall have received, if requested, and if such Term B Lender shall have surrendered any Existing Term Note or Existing Term Notes held by such Term B Lender, one or more Notes payable to the order of such Lender duly executed by the Borrower, in substantially the form of Exhibit A attached hereto, evidencing the Term B Loans of such Term B Lender.

(d) Certain Exiting Lenders. The Borrower shall have paid to each of the Exiting Term Lenders, if any, that failed to execute and deliver one or more Assignment and Assumption in order to assign its Existing Term Loans pursuant to Section 2(a) an amount equal to the aggregate outstanding principal amount of such Existing Term Loans Dollar for Dollar from the proceeds of Funded Term B Loans together with all accrued but unpaid interest to the First Amendment Effective Date on such Existing Term Loans and any other amounts payable in connection therewith under the Loan Documents.

(e) Resolutions. The Administrative Agent shall have received certified copies of (i) the resolutions of the Board of Directors of (A) Holdings and the Borrower evidencing approval of this Amendment and all matters and transactions contemplated hereby and (B) each Guarantor evidencing approval of the Consent and the matters and transactions contemplated hereby and thereby and (ii) all documents evidencing other necessary corporate action and governmental and other material third party approvals and consents, if any, with respect to this Amendment, the Consent and the matters and transactions contemplated hereby and thereby.

(f) Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or another Responsible Officer) of Holdings, the Borrower and each other Loan Party certifying (i) the names and true signatures of the officers of Holdings, the Borrower and such other Loan Party authorized to sign this Amendment and the Consent and the other documents to be delivered hereunder and thereunder, (ii) that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party to any agreements and instruments of any Loan Party, is required for the due execution, delivery or performance by the Loan Parties of this Amendment and the Consent, (iii) the representations and warranties contained in Section 5 of this Amendment are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date) and (iv) no Default has occurred and is continuing or would result from this Amendment and the matters and transactions contemplated hereby.

(g) Legal Opinions. An opinion of Weil, Gotshal & Manges LLP, counsel for the Loan Parties, addressed to the Administrative Agent and each Lender, in substantially the form attached as Exhibit B hereto, which shall include, among other things, opinions as to the continuing validity of the liens on, and security interests in, the Collateral created pursuant to the Loan Documents and the perfection of such liens and security interests.

(h) Legal Details, Etc. All documents executed or submitted pursuant hereto or contemplated hereby (including, without limitation, in connection with the Holdco Notes Offering) shall be reasonably satisfactory in form and substance to the Arranger, the Administrative Agent and Shearman & Sterling LLP, as counsel to the Arranger and the Administrative Agent.

(i) Conditions to Credit Extensions. All conditions precedent set forth in Section 4.02 of the Credit Agreement shall have been satisfied.

SECTION 4. Post-Closing Requirements Relating to the Mortgaged Properties. Within thirty (30) days after the First Amendment Effective Date (which time period may be extended for a period of an additional thirty (30) days up to two (2) times in the sole discretion of the Administrative Agent), the Borrower shall, and shall cause each Subsidiary to, furnish to the Administrative Agent:

(a) Evidence that mortgage amendments (the “Mortgage Amendments”) with respect to the Mortgages covering the Real Properties located in Minnesota (the “Minnesota Properties”) have been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date and are in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable;

(b) Date-down endorsements to the title insurance policies with respect to the Minnesota Properties showing no Liens of record other than those created by or permitted under the terms of the applicable Mortgage;

(c) Such advice from local counsel retained by the Borrower in Minnesota as may be reasonably required by the Administrative Agent; and

(d) Evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgage Amendments, including, without limitation, reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgage Amendments and the other matters described in this Section 4 and as otherwise required to be paid in connection therewith under Section 10.04 of the Credit Agreement; provided that such filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and such other charges shall be paid in accordance with the letter agreement, dated September 17, 2004, among Holdings, the Borrower, BAS and Bank of America.

SECTION 5. Representations and Warranties. Each of Holdings and the Borrower represents and warrants as follows:

(a) The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(A), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(b) This Amendment and the Consent have been duly executed and delivered by each Loan Party that is party hereto or thereto, as applicable. Each of this Amendment and the Consent and each Loan document after giving effect to the amendments in Section 1, constitutes a legal, valid and binding obligation of each Loan Party that is party hereto or thereto, as applicable, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

(c) No Default has occurred and is continuing or will occur as a result of the transactions contemplated by this Amendment, including the Holdco Notes Offering and Restricted Payments with the proceeds thereof, and such transactions are permitted under the

Senior Subordinated Notes Indenture and the Senior Unsecured Term Loan Agreement and Holdings and the Borrower have complied with all requirements thereunder in connection with such transactions.

(d) Each of the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and each other Loan Document, immediately before and after giving effect to this Amendment and the matters and transactions contemplated hereby, is true and correct in all material respects on and as of the date first above written, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

SECTION 6. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment (and as contemplated to be amended, modified, supplemented, restated, substituted or replaced by this Amendment) are and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment (and as contemplated to be amended, modified, supplemented, restated, substituted or replaced by this Amendment).

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

SECTION 7. Costs and Expenses. The Borrower agrees that all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and, except as otherwise provided in Section 4(d), the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent), are costs and expenses that the Borrower is required to pay or reimburse pursuant to Section 10.04 of the Credit Agreement.

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MICHAEL FOODS, INC.

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

M-FOODS HOLDINGS, INC.

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

BANK OF AMERICA, N.A., as Administrative Agent and as Lender

By	/s/ W. Thomas Barnett
Name:	W. Thomas Barnett
Title:	Managing Director

CONSENT

Dated as of September 17, 2004

Each of the undersigned, as Guarantor under, as applicable, (i) the Parent Guaranty dated as of November 20, 2003 or (ii) the Subsidiary Guaranty dated as of November 20, 2003 (collectively, the “Guaranty”), in each case, in favor of the Administrative Agent and the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and the transactions contemplated by such Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, and (b) the Collateral Documents to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the obligations to be secured thereunder.

[The remainder of this page is intentionally left blank]

M-FOODS HOLDINGS, INC.

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

MICHAEL FOODS OF DELAWARE, INC.

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

CASA TRUCKING, INC.

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

KMS DAIRY, INC.

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

MINNESOTA PRODUCTS, INC.

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

NORTHERN STAR CO.

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

PAPETTI’S HYGRADE EGG PRODUCTS, INC.

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

M.G. WALDBAUM COMPANY

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

FARM FRESH FOODS, INC.

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

PAPETTI ELECTROHEATING CORPORATION

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

WFC, INC.

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

WISCO FARM COOPERATIVE

By	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

EXHIBIT A

FORM OF TERM B NOTE

$

                    , 2004

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay                                          to or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Term B Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of November 20, 2003 (as amended on September 17, 2004 and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Holdings, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Agents named therein.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each Term B Loan made by the Lender to the Borrower under the Agreement from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term B Note is one of the Term B Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term B Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term B Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term B Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term B Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term B Note.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

MICHAEL FOODS, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B

Form of Opinion

SCHEDULE 2.01